Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made this 3rd day of June, 2014, by and between Gary D. Aronson (“Aronson”), John S. Gorton, individually and as trustee of the John S. Gorton Separate Property Trust dated March 3, 1993 (“Gorton”) (Aronson and Gorton are each a “Plaintiff”; together, the “Plaintiffs”), herronlaw apc, attorneys for Aronson (“Herron”), Miller and Steele LLP, attorneys for Gorton (“Miller/Steele”), Michael A. Bourke, attorney for both Aronson and Gorton (“Bourke”), and Advanced Cell Technology, Inc. (“ACT”), each a “Party” (and collectively, “Parties”) to this Agreement.

WHEREAS, ACT issued to Aronson a warrant dated September 14, 2005 for 375,756 shares of common stock of ACT (“Aronson Warrant”) and Aronson exercised the Aronson Warrant by letter to ACT dated August 25, 2006 (the “Aronson Exercise”);

WHEREAS, ACT issued to Gorton a warrant dated September 14, 2005 for 46,970 shares of common stock of ACT (“Gorton Warrant”) and Gorton exercised the Gorton Warrant by letter to ACT dated August 25, 2006 (the “Gorton Exercise”);

WHEREAS, the Aronson Warrant and the Gorton Warrant (each, a “Warrant”; together, the “Warrants”) each contain a provision that required ACT to issue additional securities to each of Aronson and Gorton after the Warrants were exercised upon the occurrence of certain events (the “Post-Exercise Adjustment Provision”);

WHEREAS, a dispute arose between Aronson and Gorton, on the one hand, and ACT, on the other, regarding the number of shares of ACT common stock to which Aronson and Gorton were entitled pursuant to the Post-Exercise Adjustment Provision of the Warrants;

WHEREAS, on or about August 23, 2011, Aronson filed suit against ACT, now pending in the United States District Court for the District of Massachusetts as Aronson v. Advanced Cell Technology, Case Number: 1:11-cv-11492-NMG (the “Aronson Action”) seeking, among other things, to enforce the Post-Exercise Adjustment Provision;

WHEREAS, on or about August 25, 2011, Gorton filed suit against ACT, now pending in the United States District Court for the District of Massachusetts as Gorton, as Trustee of the John S. Gorton Separate Property Trust Dated March 3, 1993 v. Advanced Cell Technology, Case Number: 1:11-cv-11515-NMG (the “Gorton Action”) seeking, among other things, to enforce the Post-Exercise Adjustment Provision;

WHEREAS, the Court consolidated the Aronson Action and Gorton Action in April 2012 (collectively, the Aronson Action and the Gorton Action are the “Consolidated Actions”)

WHEREAS, Aronson and Gorton filed Third Amended Complaints in September 2013, asserting substantively identical claims against ACT for alleged breaches of the Post-Exercise Adjustment Provision of the Warrants based on ACT’s alleged issuance of: a stock warrant to William Woodward (the “Woodward Warrant”) (First Claim for Relief); a stock warrant to Deron Colby (the “Colby Warrant”) (Second Claim for Relief); extensions of stock warrants to Andwell, LLC and Nancy Burrows (the “Andwell/Burrows Warrants”) (Third Claim for Relief); and stock to Outboard Investments, Ltd., Ice Capital Holdings, Ltd., and Tuxedo Holdings, Ltd. under Section 3(a)(10) of the Securities Act of 1933 (the “Section 3(a)(10) Transactions”) (Fourth Claim for Relief);

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WHEREAS, ACT filed an Answer to the Aronson Third Amended Complaint and a Motion to Dismiss the Gorton Third Amended Complaint for lack of subject matter jurisdiction, which motion is still pending; and

WHEREAS, without admitting any fault or liability, the Parties have agreed that it is in their mutual best interest to settle their disputes, and, therefore, now fully and finally settle and compromise all claims, matters, disputes, and causes of action between them, and enter into certain promises and agreements between them as set forth below,

NOW, THEREFORE, for and in consideration of the recitals set forth above, which are incorporated by reference and deemed to be substantive parts of this Agreement, the mutual promises contained herein, the consideration set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.	Issuance of Shares.

(a) Within five (5) business days of the Effective Date, ACT shall issue and deliver to Aronson 269,766,667 shares (the “Aronson Shares”) of common stock of ACT, par value $0.001 per share (“Common Stock”), and to Gorton 33,133,333 shares of Common Stock of ACT (the “Gorton Shares” and together with the Aronson Shares, the “Shares”). Aronson and Gorton, each for himself, and ACT each hereby agrees and acknowledges that the issuance of the Shares satisfies in full each Plaintiff’s respective claimed entitlement to securities of ACT pursuant to the application of the Post-Exercise Adjustment Provision of his Warrant, and represents full and complete satisfaction of all alleged obligations of ACT to Aronson and Gorton under each Plaintiff’s Warrant. ACT, Aronson and Gorton each acknowledges and agrees (and ACT shall take no contrary position) that all Shares are being issued pursuant to the terms of the Warrants and that Plaintiffs have paid no additional consideration to ACT for the shares. ACT represents and warrants that, upon the execution and delivery of this Agreement by the Parties, and the issuance and delivery of the Shares pursuant hereto, the Shares shall be duly and validly issued, fully paid and non-assessable shares of Common Stock of ACT. The Parties shall cooperate in good faith to effect the issuance of such Shares.

(b) Separately, within five (5) business days of the Effective Date, ACT shall issue and deliver 68,266,667 shares of Common Stock to Herron, 8,533,333 shares of Common Stock to Miller/Steele, and 4,300,000 shares of Common Stock to Bourke, in each case as payment in full satisfaction of any alleged obligation on the part of ACT to pay any legal fees incurred by each of Aronson and Gorton in connection with their respective enforcement of the terms of the Warrants. The Parties shall cooperate in good faith to effect the issuance of such ACT Common Stock.

(c) Each of Aronson, Gorton, Herron, Miller/Steele, and Bourke, on behalf of himself/itself only, hereby represents and warrants to ACT that:

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(i) He/it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(ii) He/it is receiving his/its respective shares of ACT Common Stock for his/its own account, for investment only and not with a view to, or with any present intention of, effecting a distribution of such ACT Common Stock or any portion thereof except pursuant to a registration or an available exemption under Federal or applicable state securities laws.

(iii) He/it has such knowledge and experience in financial, tax and business matters as to enable him/it to evaluate the merits and risks of an investment in ACT and to make an informed investment decision with respect thereto.

iv) He/it is able to bear the economic risk of an investment in such ACT Common Stock.

2.	General Release of Claims.

(a) Plaintiffs’ Release. Upon the Effective Date, and to the fullest extent permitted by law, each of Aronson, Gorton, Herron, Miller/Steele, and Bourke, for themselves individually and on behalf of their respective predecessors, successors, assigns, attorneys, heirs, estates, co-trustees, and beneficiaries (collectively hereinafter, the “Plaintiff Releasing Parties”), do hereby release, remise, exonerate, and forever discharge ACT, its past, current, and future predecessors, successors, parents, holding companies, subsidiaries, affiliates, divisions, officers, directors, employees, attorneys, owners, agents, representatives, and assigns (collectively hereinafter, the “ACT Released Parties”) of and from any and all claims, debts, demands, rights and causes of action, liabilities, suits, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, interest, attorneys’ fees, judgments, executions, liabilities, and obligations of every and all kind, name, and nature whatsoever, whether in contract, tort, or equity, by statute, or otherwise, under local, state, federal, or foreign law, whether known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or fixed, which the Plaintiff Releasing Parties ever had, now have, or may claim to later have, for, upon, or by reason of any matter, cause, or thing whatsoever, from the beginning of the world up to and including 11:59:59 p.m. on the Effective Date of this Agreement, including but not limited to all claims and allegations that were, have been, or could have been asserted by Aronson or Gorton in the Consolidated Actions, including all claims and allegations related to the Woodward Warrant, the Colby Warrant, the Andwell/Burrows Warrants, and the Section 3(a)(10) Transactions, but excluding all claims and rights relating to enforcement of ACT’s obligations under this Agreement (collectively, the “ Plaintiff Claims”).

Plaintiff Releasing Parties acknowledge that they may later discover facts different from or in addition to those now known or believed by them to be true with respect to the Plaintiff Claims. The Plaintiff Releasing Parties expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of the later discovery of additional or different facts.

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(b) ACT Release. Upon the Effective Date, and to the fullest extent permitted by law, ACT, for itself and on behalf of the ACT Released Parties (collectively, the “ACT Releasing Parties”), does hereby release, remise, exonerate, and forever discharge the Plaintiff Releasing Parties of and from any and all claims, debts, demands, rights and causes of action, liabilities, suits, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, interest, attorneys’ fees, judgments, executions, liabilities, and obligations of every and all kind, name, and nature whatsoever, whether in contract, tort, or equity, by statute, or otherwise, under local, state, federal, or foreign law, whether known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or fixed, which the ACT Releasing Parties ever had, now have, or may claim to later have, for, upon, or by reason of any matter, cause, or thing whatsoever, from the beginning of the world up to and including 11:59:59 p.m. on the Effective Date of this Agreement, but excluding all claims and rights relating to enforcement of Plaintiffs’ obligations under this Agreement (collectively, the “ACT Claims”). (The Plaintiff Claims and ACT Claims are, collectively, “Claims.”)

The ACT Releasing Parties acknowledge that they may later discover facts different from or in addition to those now known or believed by them to be true with respect to the ACT Claims. The ACT Releasing Parties expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of the later discovery of additional or different facts.

3.	Dismissal of Consolidated Actions.

Within five (5) business days of the Effective Date, Plaintiffs shall file a “Stipulation of Dismissal with Prejudice” in the form attached as Exhibit 1 to this Agreement.

4.	Stand-still Agreement.

Unless approved in advance in writing by the Board of Directors of ACT, each Plaintiff agrees that neither he nor any person, entity, or agent acting on his behalf or in concert with him will, for a period of twelve (12) months after the Effective Date of this Agreement, directly or indirectly:

(a) acquire or agree, offer, seek, or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any of the material assets or businesses of ACT or any of its subsidiaries or affiliates or of any securities of ACT or any of its subsidiaries or affiliates (except as set forth in Section 1 of this Agreement), or any rights or options to acquire any such ownership (including from a third party); provided, however, that each Plaintiff shall have the right to participate, on the same terms and conditions applicable to other stockholders of ACT, in any rights or similar offering or stock dividend that is available generally to all stockholders of ACT; provided, that for the avoidance of doubt, neither the issuance of the securities provided for herein nor a sale by Plaintiffs of any Common Stock of ACT shall be in contravention of this Section 4; provided, further, that notwithstanding anything else contained herein to the contrary, on and after the Effective Date, (i) Aronson may acquire such number of (A) shares of ACT Common Stock and/or stock purchase rights or similar rights (collectively, “Rights”) that may be issued by ACT to all holders of its Common Stock from time to time in the future and/or (B) other shares of ACT Common Stock and/or Rights from third parties, that would result in Aronson, together with his Affiliates, beneficially owning in the aggregate not more than 8.34% of the then- outstanding Common Stock of the Company on a fully-diluted basis; (ii) Gorton may acquire such number of (A) shares of ACT Common Stock and/or Rights that may be issued by ACT to all holders of its Common Stock from time to time in the future and/or (B) other shares of ACT Common Stock and/or Rights from third parties that would result in Gorton, together with his Affiliates, beneficially owning in the aggregate not more than 1.03% of the then-outstanding Common Stock of the Company on a fully-diluted basis; and (iii) nothing herein shall be deemed to grant either Plaintiff or any Affiliate of a Plaintiff any preemptive right related to, or right to participate in, any financing transaction of ACT that does not involve the issuance of ACT Common Stock and/or Rights by ACT to all holders of its Common Stock; or

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(b) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the Exchange Act) to vote or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any securities of ACT or any of its subsidiaries or affiliates, except to the extent that either Plaintiff is deemed to be part of a “group” with the other Plaintiff under Rule 13d-3 of the Exchange Act; or

(c) form, join, or in any way participate in a “group” other than with the other Plaintiff (within the meaning of Rule 13d-3under the Exchange Act) with respect to any voting securities of ACT or any of its subsidiaries; or

(d) arrange, or in any way participate in, any financing for the purchase of any debt securities, voting securities, or securities convertible or exchangeable into or exercisable for any voting securities or assets of ACT or any of its subsidiaries or affiliates; or

(e) otherwise act, whether alone or in concert with others, to seek to propose any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of, or similar transaction with or involving ACT or any of its subsidiaries or affiliates or otherwise act, whether alone or in concert with others, to seek to control, change, or influence the management, Board of Directors, or policies of ACT, or to nominate any person as a Director of ACT, or to propose any matter to be voted upon by the stockholders of ACT; or

(f) solicit, negotiate with, or provide any information to, any person with respect to a merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of, or similar transaction with or involving ACT or any of its subsidiaries or affiliates, or any other acquisition of ACT or any of its subsidiaries or affiliates, any acquisition of voting securities of all or any portion of the assets of ACT or any of its subsidiaries or affiliates, or any other similar transaction; or

(g) announce an intention to undertake, or enter into any discussions, negotiations, arrangements, or understandings with any third party with respect to any of the foregoing; or

(h) disclose any intention, plan, or arrangement in connection with any of the foregoing; or

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(i) advise, assist, or encourage any other person in connection with any of the foregoing; provided, however, that the foregoing shall not prohibit Plaintiffs from asserting or protecting their rights as stockholders of ACT in the event of the commencement of any bankruptcy proceeding or assignment for the benefit of creditors involving ACT.

5.	Securities Laws Matters.

(a) Each of the Plaintiffs, Herron, Miller/Steele, and Bourke acknowledges for himself/itself that the ACT Common Stock issued to him/it hereunder has not been registered under the Securities Act or any state securities law; that any disposition of such ACT Common Stock is subject to restrictions imposed by federal and state law; and that the certificates representing such ACT Common Stock will bear a restrictive legend to such effect.

(b) ACT represents and warrants to Plaintiffs that it is compliant and current with the reporting requirements of Rule 144(c) under the Exchange Act as of the Effective Date.

(c) ACT agrees that, upon each occasion of a delivery of an opinion of counsel for one or more Plaintiffs, substantially in the form attached hereto as Exhibit 2, or in a form reasonably satisfactory to ACT, which form shall comply with industry standards for an opinion of this type, that Plaintiffs’ or their affiliates’ sale or transfer of ACT Common Stock issued under Section (1)(a) above is exempt from the registration requirements of the Securities Act, ACT shall promptly, but in no event later than two (2) trading days after the delivery of such opinion, issue a blanket letter of instruction to its transfer agent (the “Blanket Letter”), substantially in the form attached hereto as Exhibit 3, instructing it to remove any restrictive legend or other transfer restrictions or stop order denoted on ACT’s stock ledger applicable to such ACT Common Stock.

6.	No Assignment.

Each of the Plaintiffs and ACT hereby represents and warrants to the others that they are the only lawful owners of all their respective Claims and that no portion of any of their respective Claims or Shares to be issued pursuant to Section 1(a) hereunder has been assigned or conveyed to any other person, party, or entity. The Parties agree that the obligations imposed by this Agreement are not assignable.

7.	Confidentiality.

The Parties agree that this Agreement, the terms hereof, and the circumstances and facts related to the allegations and Claims made in the Consolidated Actions shall remain strictly confidential. The Parties hereby represent, warrant, and agree that they shall not disclose this Agreement, or the terms hereof, or the circumstances and facts related to the allegations and Claims made in the Consolidated Actions to anyone not a party to this Agreement, whether orally or in writing; provided, however, that the above- referenced restrictions shall not apply to: (1) the Parties’ confidential disclosures to their attorneys, accountants, insurers, or other professionals to the extent necessary for tax or accounting purposes; (2) the Parties’ confidential disclosures to the extent required by tax reporting laws; (3) the Parties’ disclosures to the extent necessary to enforce this Agreement; (4) the Parties’ disclosures to the extent required by an order or subpoena issued by a court, agency, or other body of competent jurisdiction (provided, however, that all other Parties are given prompt notice of any such order or subpoena, except as prohibited by law); (5) the extent disclosures are otherwise required by law, including federal or state securities laws and the requirement to file this Agreement as an exhibit to a periodic or current report under the Exchange Act; or (6) the extent such information is generally publicly known through no fault of the disclosing Party. In response to any inquiries, except by the SEC, a grand jury or law enforcement agencies, the Parties may only report that this matter was “resolved” or “settled.” Anything to the contrary notwithstanding, ACT shall promptly file a Form 8-K to disclose the material terms of this Agreement and ACT acknowledges and agrees (and shall take no contrary position) that neither Plaintiff is in a fiduciary relationship with ACT or owes a duty to ACT not to trade in ACT securities on the basis of his knowledge of this Agreement and the facts and circumstances related thereto , and any other information provided to Plaintiffs by ACT or any of its affiliates during the course of settlement negotiations and/or mediation.

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8.	Non-Disparagement.

The Parties agree that they will not, either by conversation or any other oral expression, by letter or any other written expression, or by any other deed or act of communication, privately or publicly, disparage, criticize, condemn, or impugn the reputation or character of any other Party to this Agreement (including his or its predecessors, successors, parents, holding companies, subsidiaries, affiliates, divisions, officers, directors, employees, attorneys, owners, agents, representatives, assigns, heirs, legatees, personal representatives, executors, trustees, beneficiaries, or receivers) or any of his/its actions, inactions, or writings related in any way to the Claims, the Consolidated

Actions or the allegations made therein, or the subject matter thereof.

9.	Miscellaneous Provisions.

(a) This Agreement shall not be construed against any Party on the basis that such Party was responsible for the drafting of any section alleged to be ambiguous or uncertain.

(b) This Agreement represents and contains the entire and exclusive agreement and understanding with respect to the subject matter of this Agreement and supersedes any and all prior and contemporaneous oral and written agreements, statements, releases, understandings, representations, inducements, promises, warranties, and conditions between the Parties or their counsel. The Parties’ rights and obligations shall be governed solely and exclusively by this Agreement.

(c) This Agreement can be amended, altered, or modified only by a written agreement executed by all of the Parties.

(d) The Parties expressly acknowledge that the terms stated in this Agreement are the only consideration for signing said Agreement, and that no additional promise, inducement, or representation of any kind with respect thereto has been or will be made by or between the Parties or their counsel, except as provided in Subsection 9(c) above.

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(e) This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without reference to its conflict-of-law principles.

(f) This Agreement may be executed in duplicate originals, each of which shall constitute an original and all of which taken together shall constitute a single Agreement. Facsimile and PDF copies of signatures shall be considered and given the effect of original signatures.

(g) The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Each Party hereto has been represented by independent counsel of that Party’s own choosing in connection with the negotiation and execution of this Agreement. Each Party expressly represents and warrants to the others that he/it is entering into this Agreement based upon his/its own investigation and evaluation and after consultation with counsel of his/its own choosing. Each Party acknowledges and agrees that he/it is not entering into this Agreement in reliance upon any statement or representation made by any other Party, or the lack of any statement or representation made by any other Party, other than the statements or representations expressly made in this Agreement.

(i) Except as provided in Section 1(b), all Parties shall be responsible for their own costs and attorneys’ fees incurred in connection with Claims, the Consolidated Actions, and this Agreement.

(j) This Agreement shall bind and inure to the benefit of the Parties and their successors, assigns, heirs, legatees, personal representatives, executors, trustees, beneficiaries, and receivers.

(k) The Effective Date shall be the latest date on which a Party has executed this Agreement.

(l) The Parties hereby represent and warrant that they have all requisite power and authority to execute and deliver this Agreement and to perform the obligations hereunder. ACT represents and warrants to Plaintiffs that its execution and performance of this Agreement does not, with the passage of time or otherwise, violate or cause a breach of any material agreement to which ACT or its properties is subject, or require the consent of any third party.

(m) Each Party acknowledges and represents that he/it has read this Agreement carefully and in its entirety and that he/it has knowingly and voluntarily, without duress or undue influence and after consulting with his/its independent legal counsel, executed this Agreement.

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10.	No Waiver.

The failure of any of the Parties to enforce at any time any provision of this Agreement is not a waiver of that provision, nor does it affect the validity of this Agreement or any part thereof or any right thereafter to enforce each and every provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

11.	Severability.

If any clause or provision of this Agreement is found by a court of competent jurisdiction to be void, voidable, or unenforceable, such finding shall not affect the enforceability of the remainder of this Agreement.

IN WITNESS WHEREOF, the Parties hereto set their hands on the dates indicated:

/s/ illegible	/s/ Gary D. Aronson
Witness	GARY D. ARONSON

Date: 06/02/2014

/s/ illegible	/s/ John S. Gorton
Witness	JOHN S. GORTON, AS TRUSTEE OF THE JOHN S. GORTON SEPARATE
Date: 06/02/2014	PROPERTY TRUST DATED MARCH 3, 1993

ADVANCED CELL TECHNOLOGY, INC.

/s/ illegible	By: /s/ Edward Myles
Witness

Title: CFO and COO
Date: 06/04/2014

herronlaw apc

/s/ illegible	By: /s/ Matthew Herron
Witness	Matthew Herron

Date: 06/03/2014

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MILLER AND STEELE LLP

/s/ illegible	By: /s/ Robert Steele
Witness	Robert Steele

Date: 06/02/2014

/s/ illegible	/s/ Michael A. Bourke
Witness	MICHAEL A. BOURKE

Date: 06/03/2014

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